Exhibit 32

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Refac, a Delaware corporation (the “Company”), for the quarterly period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Robert L. Tuchman, as Chief Executive Officer of the Company, and Raymond A. Cardonne, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Robert L. Tuchman

Robert L. Tuchman

President and Chief Executive Officer

August 14, 2003

/s/ Raymond A. Cardonne

Raymond A. Cardonne

Vice President and

    Chief Financial Officer

August 14, 2003

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.